U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                  Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                        Date of Report:  August 21, 2007

                             ISA INTERNATIONALE INC.

(Exact name of registrant as specified in its charter)

       Delaware                 001-16423                 41-1925647
(State of Incorporation)  (Commission File Number)  (IRS Employer ID. No.)

2560 Rice Street, St. Paul, MN 55113             (651) 483-3114
(Mailing address of registrant)         (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[] Written communications pursuant to Rule 425 under the Securities Act
 (17CFR230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14A-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 8 Other Events

Item 8.01 Other Events

On August 15, 2007, the United States Bankruptcy Court, Central District of California, San Fernando Valley Division approved a Settlement Agreement ("Agreement") and Mutual Releases in its entirety made by and among Amy L. Goldman, Chapter 7 Trustee of the jointly administered bankruptcy estates of Harrison Asset Management, Inc., Money Asset Management, Inc., and Cash Asset Management, Inc., on the one hand, and ISA Internationale Inc. ("ISAI"), its wholly owned subsidiary ISA Financial Services, Inc. ("ISAF"), and Bernard L. Brodkorb (collectively, the "Defendants"),on the other hand. The Agreement settles an adversary complaint filed against the Defendants on or about July 14, 2006. A court order granting trustee's motion to approve the compromise of controversy with ISAI, ISAF, and Bernard Brodkorb was issued. The Trustee is authorized to compromise with ISAI, ISAF and Bernard Brodkorb pursuant to the terms of the Agreement.

The Settlement Agreement was previously announced and included all of the terms of the agreement in the Form 8-K filing of the Company on June 26, 2007. None of the terms of the Agreement changed. The Company will be paying to the Trustee the initial sum of $75,000 before August 31, 2007 as required by the Agreement.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2007

ISA INTERNATIONALE INC.

/s/ Bernard L. Brodkorb
President and CEO